哈尔滨东星在线科技有限公司

Distribution Agreement

This agreement is signed on __________ (Month/Day/Year).

Pursuant to Contract Law of People’s Republic of China, Product Quality Law and Consumers Protection Law and other related laws and regulations, both parties negotiate and agree to conclude this distribution agreement on all the products in Mengqiao Eurasian Trade E-commerce Platform (www.union-bridge.com) during the period of cooperation on the basis of equality, free will, justice, honesty and credibility.

1. Parties

Party A of the agreement is Harbin Dongxing Online Technology Co., Ltd. (that is main body of operation of Mengqiao Eurasian Trade E-commerce Platform), including its subsidiaries. Party B hereof is the provider of products, including its subsidiaries and all sorts of affiliated agencies. Therefore, all items hereof are applicable to both parties and their subsidiaries, branches, affiliated agencies and offices, etc.

2. Definitions

2.1 Products refer to qualified products which are manufactured or distributed by Party B in accordance with national standard, industrial standard and standards bounded by both parties, and do not violate legitimate interest of any third party.

2.2 Supply Price refers to the price which is negotiated and agreed based on the actual minimum price Party B gives to all distributors.

2.3 Special Supplies refer to the products Party A purchases at a special supply price based on mutual operating demands.

2.4 Cash on delivery refers that Party A should pay Party B for the products after the products are received by Party A or logistics center and meet the standards through inspection and acception.

2.5 Delivery against payment refers that Party A has to pay for the products and then Party B delivers them to the destination designated by Party A within appointed time.

2.6 Returned money refers to the payment Party A pays to Party B for the products, including the money which is used to deduct what Party B owes to Party A (except the amount for reduced price or returned goods).

2.7 Period of payment refers to the period between products reaching the logistics center designated by Party A and Party A paying for the products.

2.8 The amount for reduced price refers to the money created by reduced price which is caused by lowered supply price and should be paid to Party A.

2.9 Defamation loss: the conditions which result in defamation loss hereof on Party A refer to the conditions which draw a negative influence on the reputation, business houses, trade marks and business reputation of Party A or its affiliated companies, including but not limited to:

2.9.1 Being exposed by the media (including but not limited to TV, radio, newspaper, magazine and the Internet) for problems of products (including but not limited to problems about quality, forged and fake products, misleading propaganda, violation of others’ intellectual property rights, etc.) or the after-sale service provided by Party B;

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2.9.2 Being exposed by the media for other causes of Party B;

2.9.3 Being declared against by related department, agency or consumers association for problems of products or after-sale service provided by Party B;

2.9.4 Though not being exposed, because of these problems, many people think or acknowledge that the product or service of Party A has problems;

2.9.5 The accumulated rate of unqualified, returned or back-to-repair products exceeds 5%, which draws a negative influence on the reputation or business reputation of Party A;

2.9.6 Other conditions make a negative influence on the reputation, business houses, trade marks and business reputation of Party A or its affiliated companies.

2.10 Cash discount refers to the amount deducted directly when settling the payment of the products.

3. Products Ordering

3.1 The forms of Party A formally placing orders include: ordering via contract, electronic data, phone, oral form, etc., and all of them are applicable to this agreement.

3.2 Party A issues an order to Party B in any form above. Party B should confirm and inform Party A the result within one day after receiving the order. Party A is entitled to withdraw or change the order one day before the delivery date.

3.3 Party B is responsible to deliver the products listed in the order to the logistics center designated by Party A at appointed time and in exact type of shipping with full quantity and good quality. All fees occurred in between should be negotiated by both parties. Party B should take all the risk and responsibility before the products are delivered to Party A, inspected and accepted (settled by logistics).

3.4 Party B ensures it provides products with good quality at the most favorable price in the market; all delivered products meet the requirement of orders as well as the agreement, and stay the same with samples showed to Party A in the course of agreement negotiation; the products are clear with sound packing and suit to sell. Any damaged packing, moisture, change of color or other problems which affect normal sale will be not allowed.

3.5 Party A has to inspect the quantity, outer packing and type of products after receiving them. In the process of inspection and acception, Party A is entitled to refuse to accept if some conditions occur, such as the delivered products are not in accordance with the order or the outer packing damages badly.

4. Settlement of the Payment of the Products

4.1 The settlement approach of the payment is ___ (choose one of them): 1. Check; 2 Remittance.

4.2 Before settling, Party B submits settlement documents of the current payment, and then both parties check out and sort out related documents. If there are holidays, the time of settlement should be correspondingly postponed. If the settlement is not due, the payment will not be settled. Party A should confirm in written form about the settlement amount submitted by Party B, and no one can state and promise about that on behalf of Party A.

4.3 In the period of cooperation, Party B should replace the products within ___ day (or days) or return the payment within ___ day (or days) regarding to the products returned by Party A for any reason (including but limited to quality issues). If cash discount is needed (including the

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amount for reduced price), Party B should sign a letter of confirmation to Party A within ___ day (or days). If there is no replacement, returned fee or cash discount in due course and no clear method of handling within 3 days after negotiation between two parties, Party A is entitled to directly deduct the fee in next settlement of payment.

4.4 The amount of the current payment’s settlement is subject to the balance of the due amount payable balance deducting the amount of overdue reduced price, returned products and business discount of Party B acquired by the way of cash discount as well as other payment Party B promises to pay.

4.5 The settlement of loan adopts the principle of “paying the money and giving the invoice”. Party A pays the money of products to Party B, meanwhile Party B has to provide Party A with VAT special invoice. Before the delivery of VAT special invoice, Party A can refuse to pay the money of products.

5. Rights and Obligations of Both Parties

5.1 Party A should pay the money pursuant to the agreement and Party B should deliver products according to the agreement.

5.2 Party A should put the product info, provided by Party B, online in time. Party B should assist Party A in providing corresponding information or photographing products.

5.3 Party A supports Party B to conduct promotion activities at www.union-bridge.com. Meanwhile, Party B should assist Party A in conducting various promotion activities and paying promotion fee to Party A as the agreement stipulated.

5.4 Party B should inform Party A of all the new products which are about to go to the market firstly (not later than the time to market manufacturer publicizes), meanwhile, assure the source of new products. Party B should timely put new products onto the website.

5.5 Party B should provide Party A with related credentials as the attachment hereof stipulated, and make sure they are real and reliable. If related information changes, Party B should inform Party A in time. If Party B provides false credentials, Party B has to bear legal obligation thereof and compensate losses, if any, of Party A.

5.6 Party B makes sure that all products (including gift) it provides are new, authentic and licensed with sound and legal source, and there are no smuggled, fake or old goods, no misleading promotion or violation of the third party’s legitimate interest.

5.7 Party B ensures that the descriptions, introductions, pictures and other information of the products it provides have no misleading promotion and won’t violate the third party’s legitimate interest, meanwhile, makes sure that the usage of the above-mentioned information won’t let Party A violate any third party’s legitimate interest. If the above-mentioned information changes, Party A should be informed timely to make sure the information is real, accurate and effective.

5.8 Party B makes sure that all products it provides won’t be already open or empty (without enough parts, specification or other attached accessories, or even the main part).

5.9 Party B undertakes responsibility of after-sale service as related national laws and regulations, the agreement and its own promises stipulated.

6. The Responsibility for the Breach of the Agreement

6.1 If the reputation of Party A bears a loss because of Party B, Party B should pay Party A as

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what loss really happens. Party B should pay Party A for penalty within 10 days after Party A issues a notice about the reputation damage. Party A can deduct the amount of penalty from the latest settlement of the products’ payment if Party A doesn’t pay on time.

6.2 As for orders paid by Party A beforehand (violate term 3.4 hereof), if the delivery of Party B delays, the rate of penalty Party B pays to Party A should be 0.05% of the total value of the orders each day; if the delivery delays more than 5 working days, Party A is entitled to cancel the orders, and Party B has to return the prior payment and pay Party A 5% of total value of the orders as penalty.

6.3 If Party A bears a loss, for Party B breaches term 5.6 hereof, Party B should take the obligation of compensation (including but not limited to compensation Party A pays to its clients, administrative penalty, lawsuit fee, counsel fee, appraisal fee and travel expense).

6.4 If Party A bears a loss, for Party B breaches term 5.7 and 5.8 hereof, Party B should take the obligation of compensation (including but not limited to compensation Party A pays to its clients, administrative penalty, lawsuit fee, counsel fee, appraisal fee and travel expense), and pay the penalty of 100,000 yuan to Party A.

6.5 If Party A has to compensate its clients for Party B breaches term 5.9 hereof, Party B should pay for the loss.

6.6 If Party B provides invalid, fake VAT invoice, Party A is entitled to claim compensation for the related loss, including but not limited to administrative penalty, nondeductible taxation, etc.

6.7 If Party B has to pay Party A various compensation and penalty, for Party B breaches the agreement, Party B should pay corresponding money within 5 days after the act of compensation and breach, or Party A has right to directly deduct from the payment of products.

7. Non-disclosure Clause

Each Party should undertake an obligation of non-disclosure about the content of this agreement, and all business information (secret information) as well as related information acknowledged in the course of signing and fulfilling the agreement. Without prior written consent of one another, each party shouldn’t utilize these secret information beyond the purpose of fulfilling the agreement. If not, the party should take compensation reprehensibility for the loss it makes to the other.

8. The Change and Termination of the Agreement

8.1 If one party claims termination because the other breaches the agreement, it should inform the other one in written form 30 days ahead of time.

8.2 If the following conditions of one party occur, the other party is entitled to terminate the agreement by written notice without prior notification. The agreement will be terminate at the day the notice is received.

8.2.1 On the occasion of terminating the agreement stipulated in this agreement or its attachments;

8.2.2 On the occasion of getting punishment of canceling business license or suspending business from administrative department of the government, and losing its legal operating identity or qualification;

8.2.3 Applying bankruptcy and entering into liquidation procedures;

8.2.4 Without consent of one another, transferring all or partial rights or obligations hereof

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to the third party;

8.2.5 Evidence shows that business bribery exists.

8.3 Unless otherwise stipulated hereof, Party A is entitled to terminate the agreement under following conditions:

8.3.1 Party B is under a seriously deteriorating operating status, transfers assets, withdraws funds, loses business reputation, or loses or probably loses ability to undertake the obligation;

8.3.2 Party B severely violates the stipulation hereof and doesn’t correct 7 days after Party A issues a written notice.

8.4 After both parties cease to cooperate for any reason, the obligation of warranty and after-sale service of Party B can be exempted.

8.5 After both parties cease to cooperate or 10 days after Party A informs Party B of returning products, the act that Party B doesn’t correspondingly response will be considered as giving up the ownership of the products. If the products are missing or destroyed, Party A does not take any responsibility. If Party B returns the money or compensates Party A, the responsibility should be fulfilled.

9. Force Majeure Clause

If each party of the agreement is affected by force majeure so that it can’t fulfill the obligations hereof, the party can be partially or totally exempt from its obligations according to the degree of influence; but when encountering force majeure and failing to fulfill the obligations, the party should inform the other one within 24 hours after it happens, and provide evidence to testify what happens, the coverage and degree of the influence within 3 working days after the force majeure ends; if not, the party can’t be exempt from its obligation; each party who encounters force majeure after delaying the fulfillment of obligation, can’t be exempt from the obligation.

10. Others

10.1 As for any disputes occur in the course of fulfilling the agreement, both parties should solve them through friendly negotiation. If not succeeded, a lawsuit should be filed to the court where Party A locates.

10.2 Regarding the unaccomplished matters, both parties will sign written supplementary agreement separately. Supplementary agreement and attachments hereof are an integral part of the agreement and have equal legal effect. The attachment files include attachment 1, “After-sale Service Clause”, attachment 2, “Anti-commercial Bribery Agreement”, attachment 3, “Letter of Authorization”. Both parties can sign other attachment files about related issues.

10.3 The valid period of the agreement is from July ___, 2014 to July ___, 2015 and it will take effect once it is signed. Both parties start to negotiate a new agreement 1 month ahead of the expiration of the agreement. If the agreement is expired and new agreement is not signed, the expiration of the agreement should extend to the date new agreement is signed on, but no more than 3 months, in order to guarantee both parties’ cooperation.

10.4 The agreement is in triplicate, Party A holds two and Party B holds one. Each copy enjoys equal legal effect.

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Party A (Seal):	Party B (Seal):
Legal Person:	Legal Person:
Authorized Agent:	Authorized Agent:
Address:	Address:

Tel.:	Tel.:
Fax:	Fax:

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Attachment 1

After-sale Service Clause

1. Party B should provide after-sale service by the standards of manufacturers, national three guarantees (for repair, replacement or refund), related laws and regulations; if the three guarantees Party B promises publicly are higher than the national stipulations, the promised one should be executed.

2. The start time of Party B providing after-sale service should be the date when an end customer of Party A receives the product. Within ___ day (or days) after the end customer of Party A receives the product, Party B should follow the rules, return, replace or repair the product if an after-sale service is carried out because of quality problems.

3. When a product needs repair, Party B can obtain the product at the address designated by Party A or delegate Party A to send it to Party B via logistics or other methods. Party B promises to repair within ___ day (or days) and sends it to the designated address. The delivery time is subject to Party A getting the signing receipt. If the repaired product doesn’t return as the above-mentioned time, Party B should notify the parts store and purchasing executive of Party A in written form via mail or fax the reason why it can’t be repaired or the exact repair time. If it can’t be handed over within stipulated time or without notifying Party A in written form, Party A will deduct its original price from the payment of products.

If the product which needs repair is beyond the coverage stipulated by the manufacturer, Party B has to issue a written notice to Party A, and ____ (Choose A or B) A. Exchange a new product; B. Dispose at discount price which Party A negotiates with the end customer.

4. When replacing the product, Party A should change it into the full set of the new product (including but not limited to main part, accessories, new packing and random gift, etc.) within ___ day (or days) after receiving Party A’s notice, and deliver it to the designated address. If Party B refuses to change all kinds of accessories and packing, Party A is entitled to deduct corresponding fee when settling.

5. As the product damage on arrival, Party B should replace it to same new products (including but not limited to main part, accessories, new packing, random gift, etc.) and deliver to the designated address within ___ day (days) after receiving Party A’s notice or handle them as returned products.

6. Party A is obliged to provide customers of Party A with inspection report for repaired or replaced products which need the report. If not, or Party B believes it shouldn’t be that way, Party B should bear all responsibility and expenses Party A spends thereof.

7. When repairing or replacing products because of quality issues, Party B should undertake corresponding fees of repair or replacement, shipping fee and possible compensation for the customers of Party A thereof. Party A is entitled to deduct that money when settling.

8. After the product is repaired or replaced and before it is delivered to the end customer, if

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its price changes, an amount of reduced price occurs, therefore, Party B has to compensate Party A. The amount will be paid according to the main agreement.

9. In the process of both parties fulfilling the agreement, Party A should notify Party B the occurrence of repair or replacement for any reason via telephone, mail and so on, and Party B should fetch the products itself in Party A’s store within ___ day (days) after receiving the notice. If Party B can’t get the products itself, Party A can send them to Party B via logistics or other ways and the fees occurred should be undertook by Party B. If the products can’t be delivered because of Party B, Party B should take losses it makes to Party A.

The designated receiving address of Party B is:

Tel.: Receiver:

10. If Party B changes the above-mentioned address, it should inform Party A within 10 working days ahead of time, or Party B should compensate Party A’s losses thereof.

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Attachment 2

Anti-commercial Bribery Agreement

In the period of cooperation, both parties conclude the following terms through friendly negotiation in order to uphold mutual benefit and promote the development of sound relation:

Term 1 Both parties strictly abide by the stipulation of laws and regulations about forbidding commercial bribery, unwaveringly refuse commercial bribery, never offer or receive a bribe, or get presents for other improper business practices.

Term 2 Commercial bribery hereof refers that Party B or stuff of other companies offer Party A’s stuff spiritual or material, direct or indirect presents, such as kickback, entertainment, tourism, diners, etc., in order to acquire the cooperation with Party A or the interest of cooperation.

Term 3 Any stuff or department of Party A shouldn’t ask Party B for money, valuables or other presents in the name of Party A or not. If Party B finds that the stuff of Party A has the above-mentioned behaviors, Party B and the stuff can report to Party A and Party A can offer corresponding reward according to the circumstances.

Term 4 Party B or its stuff shouldn’t directly or indirectly offer money, valuables, marketable securities or improper benefit in other means in private in the name of Party B or their own to any stuff of Party A. Or that would be considered as a violation of Party A’s benefit. That is including but not limited to cash, check, credit card, samples or other goods, entertainment coupon, membership card, currency or kickback in cash, commission return, employment or house purchasing, tourism, dinner or personal service, etc.

Term 5 If Party A’s stuff ask Party B for any improper benefit in any means, Party B should turn them in timely and provide Party A with related evidence. Party A will handle it after verifying and keep it a secret for Party B. As for Party B’s assistance, Party A will give Party B more business opportunities according to the circumstance.

Term 6 If Party B violates this stipulation, offers a bribe to any stuff of Party A to acquire any improper business benefit or more special business treatment, or doesn’t assist Party A in investigating the stuff for accepting bribes, Party A can stop all cooperation with Party B and take measures such as freezing all accounts payable of Party B, meanwhile, Party B should pay Party A penalty of 100,000 yuan.

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Attachment 3

Letter of Authorization

I. As for work demands, our company hereby authorizes (Mr/Ms) ______ to take charge of related business with your company. His or Her behavior has equal legal effect with that of the company. The company will take all legal responsibility and consequences of the authorized representative. If changed, the company will inform your company in written form timely. The company authorizes the representative:

1. to negotiate, sign and fulfill the agreement, supplement agreements and attachments;

2. to check, confirm and settle current accounting;

3. to confirm receipts of each delivery and returned products;

4. to provide all sorts of confirmation letters and memo;

5. to confirm remedy amount payable due to reduced price;

6. to confirm and manage business discount and profit remedy;

7. to confirm accounts payable of fees of market promotion, management and sales promotion;

8. to confirm and manage other fees beyond the contract;

9. other: ________________________________________.

II. This letter will be invalid if altered or copied; the authorized representative has no right to transfer the authorization, hereby authorized.

Name of Company of Authorization (Seal):
Legal Person (Signature):	Paste A Copy of Authorized Representative’s ID Card
Authorized Representative (Signature):	(Seal)
Date of Issue:

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The List of Suppliers’ Credentials

I. Regular Credentials’ List

1. A Copy of Business License;

2. A Copy of Organization Code Certificate;

3. A Copy of Tax Registration Certificate;

4. A Cope of General Taxpayer Certificate;

5. A Copy of Permit of Opening A Bank Account;

6. Copies of Front and Back Sides of Legal Person’s ID Card;

7. Letter of Authorized Agent or Authorized Sales Certificate;

8. Copies of Trademark Register Certificate and the Letter of Authorization;

9. Certification of Product Quality and A Copy of Quality Report;

10. Testimonials of 500,000 or above Annual Sales Value.

II. Professional Credentials’ List

1. A copy of import declaration issued by the Customs as well as certificate and symbol of quality inspection issued by related administrative department should be provided for import goods and these goods should be added related symbols and Chinese label as China stipulated.

2. 3C category goods: 3C Certificate.

* If a supplier holds plenty private brands, it has to provide proof materials to testify they are owned by one controller.

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